EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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Tustin, California, September 22, 2005 - Pacific Fuel Cell Corp. (OTCBB:PFCE)

              PACIFIC FUEL CELL CORP. (PFCE-NASDAQ-BB) COMPLETES A
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                PRODUCTION READY PROTOTYPE OF ITS NANOSTRUCTURED
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                      MEMBRANE ELECTRODE ASSEMBLY (nanoMEA)
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Pacific Fuel Cell Corp. (OTCBB:PFCE) is pleased to announce that it has completed the prototype of it's proprietary nanostructured Membrane Electrode Assembly (nanoMEA), and is currently looking for partners for the nanoMEA production.

According to Dr. Yushan Yan, a member of PFCE's Board of Directors, the new carbon nanomaterial based MEAs have shown excellent performance for both hydrogen and methanol fuel cells. For example, this technology uses 75% less platinum while exceeding the performance of current state of the art MEAs for methanol fuel cells. The carbon nanomaterials are used as the support of platinum or platinum alloy catalysts. Another major advantage of these carbon nanomaterials is their higher corrosion resistance and thus longer lifetime than carbon black.

George Suzuki, PFCE President stated: "PFCE is proud and excited about the results of its long time research on carbon nanomaterial MEAs that are both of high performance and reasonably priced. We hope to start taking sample orders by the time we exhibit at The Fuel Cell Seminar in Palm Springs, California, November 14-17, 2005. Our booth number is 220."

Pacific Fuel Cell Corp. is a nanotechnology company committed to the development and production of carbon nanomaterial based membrane electrode assemblies ("nanoMEAs") with reduced cost and higher performance for fuel cells in the portable and micro fuel cell market.


Contact: Stephen Godwin  (714) 564-1693     Website: http://www.pfce.net/
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Certain matters discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

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